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Exhibit 5.9

September 15, 2011

Franco-Nevada Corporation
Exchange Tower
130 King Street West
Suite 740, P.O. Box 467
Toronto, ON M4X 1E4
Canada

Ladies and Gentlemen:

Re: Franco-Nevada Corporation—Registration Statement on Form F-10

Reference is made to the short form base shelf prospectus (the "Prospectus") forming part of the registration statement on Form F-10 (File No. 333-176722) filed by Franco-Nevada Corporation with the U.S. Securities and Exchange Commission.

We hereby consent to the references to our firm name in the Prospectus under the headings "Certain Canadian Federal Income Tax Considerations" and "Legal Matters" and to the reference to our advice under the heading "Certain Canadian Federal Income Tax Considerations". In giving such consent, we do not acknowledge that we come within the category of persons whose consent is required by the U.S. Securities Act of 1933, as amended, or the rules and regulations thereunder.

Yours truly,

/s/ Gowling Lafleur Henderson LLP

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  Exhibit 5.9